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EXHIBIT 11 (Unaudited)

COMPUTATION OF NET EARNINGS PER SHARE

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
                                                       BASIC                          DILUTED
                                                 Nine Months Ended               Nine Months Ended
                                                      March 31,                      March  31,
                                                --------------------            --------------------
                                                2001            2000            2001            2000
                                                ----            ----            ----            ----
Net income                                  $   176,675     $ 1,885,317     $   176,675     $ 1,885,317
                                            ===========================================================
Weighted average common
shares outstanding                            5,991,087       5,942,538       5,991,087       5,942,538
                                            ===========================
Weighted average common
  share equivalents:
    Options                                           -               -         558,037         551,995
                                                                                -------         -------
Weighted average common
    shares and common share
    equivalents                               5,991,087       5,942,538       6,549,124       6,494,533
                                            ===========================================================

Net income per share                        $       .03     $       .32     $       .03     $       .29
                                            ===========     ===========     ===========     ===========
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
                                                       BASIC                          DILUTED
                                                Three Months Ended              Three Months Ended
                                                      March 31,                       March 31,
                                                ------------------              ------------------
                                                2001            2000            2001            2000
                                                ----            ----            ----            ----
Net (loss) income                           $(2,919,329)    $   569,515     $(2,919,329)    $   569,515
                                            ===========================================================
Weighted average common
shares outstanding                            6,079,002       5,918,271       6,079,002       5,918,271
                                            ===========================       =========

Weighted average common
  share equivalents:
    Options                                           -               -               -         627,256
                                                                                                -------
Weighted average common
    shares and common share
    equivalents                               6,097,002       5,918,271       6,079,002       6,545,527
                                            ===========================================================

Net (loss) income per share                 $      (.48)    $       .10     $      (.48)    $       .09
                                            ===========     ===========     ===========     ===========
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